As filed with the Securities and Exchange Commission on March 6, 2006
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

MedCath Corporation
(Exact name of registrant as specified in its charter)

Delaware	56-2249852
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

10720 Sikes Place, Suite 300
Charlotte, North Carolina	28277
(Address of Principal Executive Offices)	(Zip Code)
MedCath Corporation 2006 Stock Option and Award Plan
(Full title of the plan)

James E. Harris
Executive Vice President and Chief Financial Officer
MedCath Corporation
10720 Sikes Place, Suite 300
Charlotte, North Carolina 28277
(Name and address of agent for service of process)
(704) 708-6600
(Telephone number, including area code, of agent for service)
Copy to:
B.T. Atkinson
Moore & Van Allen PLLC
100 North Tryon Street, Suite 4700
Charlotte, North Carolina 28202-4003
(704) 331-1000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount To Be	Offering Price Per	Aggregate Offering	Amount of
Title of Securities to be Registered	Registered	Share	Price (1)	Registration Fee

Common stock, par value $0.01 per share	1,750,000 (1)	$22.66 (2)	$39,646,250 (2)	$4,242.15

(1)	The 1,750,000 shares of common stock of the Registrant covered by this Registration Statement are authorized and reserved for issuance under the MedCath Corporation 2006 Stock Option and Award Plan.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of our common stock on March 1, 2006, as reported on the Nasdaq National Market.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The documents containing the information specified in this Part I will be sent or given to employees, directors or others as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) and the instructions to Registration Statement on Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as a prospectus pursuant to Rule 424.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by MedCath Corporation (the “Registrant”) with the Commission are incorporated by reference in this Registration Statement:
(a)	Annual Report on Form 10-K filed December 14, 2005;

(b)	Quarterly Report on Form 10-Q filed February 9, 2006;

(c)	the Registrant’s Current Reports on Form 8-K filed subsequent to September 30, 2005 up to and including the date of filing of this Registration Statement; and

(d)	the section entitled “Description of the Registrant’s Securities to be Registered” contained in our Registration Statement on Form 8-A (File No. 00026281) (the “Form 8-A”) filed on July 20, 2001, pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”).
All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment, which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the respective dates of filing of such documents.
Item 4. Description of Securities.
Not applicable.
Item 5. Interest of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
The Delaware General Corporation Law and the Registrant’s Amended and Restated Certificate of Incorporation and Bylaws provide for indemnification of the Registrant’s directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Reference is made to the Registrant’s Amended and Restated Certificate of Incorporation and Bylaws filed as Exhibits 3.1 and 3.2, respectively, to the Form 8-A.
The Registrant has in effect a directors’ and officers’ liability insurance policy.

Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.

Exhibit No.	Description

5	Opinion of Moore & Van Allen, PLLC

10.1	MedCath Corporation 2006 Stock Option and Award Plan

23.1	Consent of Moore & Van Allen, PLLC (included in Exhibit 5)

23.2	Consent of Deloitte & Touche LLP

24	Power of Attorney (included as part of the signature page of this Registration Statement)
Item 9. Undertakings.
The Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.
The Registrant hereby undertakes (i) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (ii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference herein shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte in the State of North Carolina, on this 6th day of March, 2006.

MEDCATH CORPORATION

By:	/s/ James E. Harris

James E. Harris Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY AND SIGNATURES
We, the undersigned officers and directors of MedCath Corporation, hereby severally constitute and appoint James E. Harris, our true and lawful attorney, with full power to him, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable MedCath Corporation, to comply with the provisions of the Securities Act hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ O. Edwin French O. Edwin French	President and Chief Executive Officer (Principal Executive Officer)	March 6, 2006
/s/ James E. Harris James E. Harris	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 6, 2006
/s/ Gary S. Bryant Gary S. Bryant	Vice President — Controller (Principal Accounting Officer)	March 6, 2006
/s/ John T. Casey John T. Casey	Chairman of the Board of Directors	March 6, 2006
/s/ Adam H. Clammer Adam H. Clammer	Director	March 6, 2006
/s/ Edward A. Gilhuly Edward A. Gilhuly	Director	March 6, 2006
/s/ Galen Powers Galen Powers	Director	March 6, 2006
/s/ Paul B. Queally Paul B. Queally	Director	March 6, 2006
/s/ Robert S. McCoy Robert S. McCoy	Director	March 6, 2006
/s/ Jacque J. Sokolov Jacque J. Sokolov	Director	March 6, 2006
/s/ John B. McKinnon John B. McKinnon	Director	March 6, 2006